Exhibit 99.2
LAMINA LIGHTING, INC.
For the Years Ended
December 31, 2007 and 2006

NEW YORK, NEW YORK		2015 LINCOLN HIGHWAY
(212) 682-1600		P. O. BOX 988
EDISON, NJ 08818-0988
BRIDGEWATER, NEW JERSEY
(908) 218-5002		PHONE: (732) 287-1000 FAX: (732) 287-3200

HACKENSACK, NEW JERSEY
(201) 678-1400		WWW.AMPER.COM

PRINCETON, NEW JERSEY
(609) 897-0200

WALL, NEW JERSEY
(732) 919-1400

WESTCHESTER, NEW YORK
(914) 946-9650	Independent. Auditors’ Report
To the Board of Directors and Shareholders
of Lamina Lighting, Inc.
We have audited the accompanying balance sheets of Lamina Lighting, Inc. (the “Company”) as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lamina Lighting, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
AMPER, POLITZINER & MATTIA, P.C.
May 28, 2008
Edison, New Jersey
MEMBERS OF AICPA DIVISION FOR CPA FIRMS — SEC AND PRIVATE COMPANIES PRACTICE SECTIONS

LAMINA LIGHTING, INC.
Balance Sheets
December 31,

	2007	2006
Assets
Current assets
Cash	$1,086,587	$1,267,583
Accounts receivable, less allowance for doubtful accounts of $45,509 and $5,519, in 2007 and 2006, respectively	354,000	266,236
Inventories	1,602,162	1,231,009
Prepaid expenses and other current assets	101,000	111,562

	3,143,749	2,876,390

Property and equipment, net	1,864,948	2,838,073

Other assets	87,308	79,274

	$5,096,005	$5,793,737

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of capital lease obligations	$13,932	$37,830
Current portion of long term debt	18,163	—
Accounts payable	558,134	415,500
Accrued expenses	516,046	421,764
Other current liabilities	105,343	92,377

	1,211,618	967,471

Long term portion of deferred rent	8,276	20,863
Long term debt	481,837
Capital lease obligation, net of current maturities	—	13,932

	1,701,731	1,002,266

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, Series A-l, $0.0001 par value, 2,000,000 authorized 2,000,000 issued and outstanding (liquidation value of $4,000,000 in 2007 and 2006)	200	200
Preferred stock, Series C-2, $0.0001 par value, 15,135,000 shares authorized; 14,379,160 issued and outstanding (liquidation value of $17,588,105 and $16,437,772 in 2007 and 2006)	1,438	1,438
Preferred stock, Series C 3, $0.0001 par value, 11,000,000 shares authorized, 8,000,000 shares issued and outstanding at December 31, 2007 and 2006 (liquidation value of $9,061,261 and $8,421,260 in 2007 and 2006 )	800	800
Preferred stock, Series D, $.0001 par value, 9,875,103 shares authorized; 9,607,466 shares issued and outstanding at December 31 , 2007 (liquidation value of $7,394,301 in 2007)	961	—
Common stock, $0.0001 par value, 50,000,000 and 35,035,288 shares authorized; 570,247 shares issued and outstanding at December 31 ,2007 and 2006	57	57
Additional paid in capital	52,060,280	45,130,415
Accumulated deficit	(48,669,462)	(40,341,439)

Total stockholders’ equity	3,394,274	4,791,471

	$5,096,005	$5,793,737

See accompanying notes to financial statements.

LAMINA LIGHTING, INC.
Statements of Operations
For the Years Ended December 31,

	2007	2006
Net sales	$2,993,158	$1,778,482

Operating expenses
Cost of sales (including impairment charge of $250,000 on equipment during 2006)	2,892,566	2,822,052
Operations	2,147,925	1,846,117
Research and development	2,356,625	1,496,589
Sales and marketing	1,552,655	972,686
General and administrative	1,903,631	1,661,351
Depreciation and amortization	1,150,727	1,360,874
Stock based compensation expense	65,595	90,216

Total operating expenses	12,069,724	10,249,885

Loss from operations	(9,076,566)	(8,471,403)

Interest (income) expense, net	(98,163)	(60,711)

Loss before income tax benefit	(8,978,403)	(8,410,692)

Income tax benefit	650,380	461,855

Net loss	$(8,328,023)	$(7,948,837)

See accompanying notes to financial statements.

LAMINA LIGHTING, INC.
Statements of Stockholders’ Equity
For the Years Ended December 31, 2007 and 2006

								Total
	Preferred Stock		Common stock		Additional	Accumulated	Common	Stockholders’
	Shares	Amount	Shares	Amount	paid in capital	deficit	stock subscribed	equity

Balance, December 31, 2005	18,379,160	$1,838	613,234	$61	$39,257,491	$(32,392,602)	$(179,820)	6,686,968

Exercise of stock options	—		3	—	—	—	—	—

April 2006 issuance of Series C-3 Preferred stock	4,000,000	400	—	—	3,999,600	—	—	4,000,000

November and December 2006 issuance of series C-3 Preferred stock	2,000,000	200	—	—	1,999,800	—	—	2,000,000

Costs related to issuance of Preferred Slock	—	—	—	—	(36,872)	—	—	(36,872)

Cancellation of subscribed shares	—	—	(42,990)	(4)	(179,820)	—	179,820	(4)

Stock based compensation expense	—	—	—	—	90,216	—	—	90,216

Net Loss	—	—	—	—	—	(7,948,837)	—	(7,948,837)

Balance, December 31, 2006	24,379,160	2,438	570,247	57	45,130,415	(40,341,439)	—	4,791,471

April 2007 issuance of Series D Preferred stock and conversion of bridge note	9,607,466	961	—	—	6,999,039	—	—	7,000,000

Costs related to issuance of Preferred Stock	—	—	—	—	(134,769)	—	—	(134,769)

Stock based compensation expense	—	—	—	—	65,595	—	—	65,595

Net Loss	—	—	—	—	—	(8,328,023)	—	(8,328,023)

Balance, December 31, 2007	33,986,626	$3,399	570,247	$57	$52,050,280	$(48,669,462)	$—	3,394,274

See accompanying notes to financial statements.

LAMINA LIGHTING, INC.
Statements of Cash Flows
For the Years Ended December 31,

	2007	2006
Cash flows from operating activities
Net loss	$(8,328,023)	$(7,948,837)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,150,727	1,360,874
Provision for bad debts	39,990	5,519
Stock based compensation expense	65,595	90,216
Gain on sale of fixed asset	—	(2,834)
Impairment charge on equipment	—	250,000
Changes in operating assets and liabilities
Accounts receivable	(127,754)	(198,611)
Inventories	(371,153)	678,292
Prepaid expenses and other current assets	2,529	277,589
Accounts payable	142,634	(618,614)
Accrued expenses	94,282	(45,819)
Other current liabilities	379	30,018

Total adjustments	997,229	1,826,630

Net cash used in operating activities	(7,330,794)	(6,122,207)

Cash flows used in investing activities
Proceeds from sale of equipment	237,907	10,000
Payments for purchases of property and equipment	(415,511)	(92,709)

	(177,604)	(82,709)

Cash flows from financing activities
Proceeds from issuance of stock, net of issuance costs	5,565,232	5,963,128
Proceeds from bridge financing notes	1,300,000	—
Proceeds from long term debt	500,000	—
Principal payments on capital lease obligations	(37,830)	(40,245)

Net cash provided by financing activities	7,327,402	5,922,883

Net change in cash	(180,996)	(282,033)

Cash — beginning of year	1,267,583	1,549,616

Cash — end of year	$1,086,587	$1,267,583

Supplemental disclosure of cash paid for:
Interest	$15,857	$6,293

Supplemental schedule of noncash investing and financing activities:
Conversion of bridge notes for stock	$1,300,000	$—
See accompanying notes to financial statements.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 1 — The Company
Nature of Business
Lamina Lighting, Inc. (the Company) was founded on February 14, 2001, to commercialize the low temperature co-fired ceramic on metal technology developed by Sarnoff Corporation (Sarnoff) over the prior decade. Prior to the year ended December 31, 2005, the Company was in its early revenue stage, with its efforts devoted principally to prototype and sample product production of its high-performance solid state light engines. In the fourth quarter of 2005, the Company began to roll out its products and subsequently commenced earning substantive revenues. The Company maintains agreements with electronic distributors in United States, Europe and Asia Pacific. During 2007 Lamina introduced its new series of LED product lines, providing ultra-high brightness white LED lighting products that satisfy the growing global need to replace conventional lighting with LED technology for general illumination.
2006 and 2007 Equity Transactions
On April 3, 2006 the Company completed the sale of an aggregate of 4,000,000 shares of Series C-3 Convertible Preferred Stock (Series C-3) and received gross proceeds of approximately $4,000,000.
On November 7, November 29, and December 1 2006, the Company completed the sale of an additional 2,000,000 of Series C-3 Convertible Preferred Stock and received gross proceeds of approximately $2,000,000.
On April 18, 2007, the Company completed the sale of its Series D Convertible Preferred round of financing by selling an aggregate of 9,607,466 shares for gross proceeds of approximately $7,000,000. The Series D proceeds included the conversion of $1,300,000 in bridge financing Convertible Notes that were previously issued in March and April 2007. The total proceeds received from the issuance of Series D Preferred Stock, net of cancellation of Convertible Notes bridge financing is $5,700,000. Holders of Series D Convertible Preferred stock have the right to convert shares of Series D Convertible Preferred Stock into common stock at a conversion price equaling the fair value of the Series D Convertible Preferred Stock on the date of conversion. Upon conversion the Company shall pay in cash all dividends declared and unpaid on shares of preferred stock.
Going Concern Uncertainty
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception, the Company has conducted research and development activities and incurred costs to build its organization in anticipation of future growth. Accordingly, the Company has incurred substantial net losses and negative cash flows from operations since inception and such losses and negative cash flows have continued subsequent to December 31, 2007. As of December 31, 2007, the Company has an accumulated deficit of approximately $48.7 million, and has used approximately $7.3 million of cash in operations during 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 1 — The Company (continued)
Going Concern Uncertainty (continued)
Management plans on raising additional capital in order to finance its operations as well as to continue to refine its product offerings to the point where the Company will be able to generate cash flows from operations (See Note 12). There is no assurance that future sales of the Company’s products will be at a level that will result in profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash
At various times during the year, the Company’s cash balance exceeded the Federally insured limits. The Company has not experienced any losses on such accounts, and believes it is not exposed to any significant risk on cash.
Accounts Receivable and Allowance for Doubtful Accounts
The Company extends credit to its customers, based upon credit evaluations, in the normal course of business, primarily with 30-day terms. Bad debts are provided on the allowance method based on historical experience and management’s evaluation of outstanding accounts receivable. Accounts are written off when they are deemed uncollectible. The Company does not require collateral from its customers.
Inventories
Inventories are valued at the lower of cost or market, with cost determined under the first-in, first-out (FIFO) method and market based upon net realizable value.
Property and Equipment
Property and equipment is stated at cost, net of accumulated depreciation and amortization. Property and equipment capitalized under capital leases are recorded at the lower of cost or the present value of the minimum lease payments due over the lease term. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets as follows:

Manufacturing equipment	7 years
Computer equipment	3 years
Office equipment	5 years
Leasehold improvements are amortized over the term of the lease or life of the asset whichever is shorter. Significant additions or improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. The cost and related accumulated depreciation of property retired or sold are removed from the applicable accounts and any gain or loss is taken into income.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 2 — Summary of Significant Accounting Policies (continued)
Property and Equipment (continued)
The Company’s long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS No. 144”) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company recorded an impairment charge in its Statement of Operations of $0 and $250,000 in the years ended December 31, 2007 and 2006, respectively.
Income Taxes
The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (SFAS No. 109). SFAS No. 109 requires the Company to record income taxes using the asset-and-liability method. Deferred income tax assets and liabilities are determined based on differences between the financial statement carrying amounts of existing assets and liabilities and the respective income tax bases and the future tax consequences attributable to operating loss and tax credit carry forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences, operating losses, or tax credit carry forwards are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. SFAS No. 109 also requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.
Management evaluates the weight of all available evidence to determine whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its deferred tax assets
Revenue Recognition
The Company utilizes electronics distributors for a large percentage of its sales.
The Company recognizes revenues only when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the sales price is fixed or determinable and (4) collection of the relevant receivable is reasonably assured. These conditions are generally met at the time of shipment of the product and transfer of the title.
The Company has entered into arrangements with electronics distributors. The Company’s standard distributor agreement allows certain rights of return and price protection on unsold merchandise held by the distributor.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 2 — Summary of Significant Accounting Policies (continued)
Revenue Recognition (continued)
The price protection policy protects the value of the distributors’ inventory in the event the Company reduces its published selling prices. The Company records price protection reserves on specific parts residing in distributors’ inventories in the period that the price protection is formally authorized by management. In addition, the impact of price protection decisions on owned inventories are also evaluated.
Charges for price protection recorded against revenues in the year ended December 31, 2007 and 2006 were approximately $0 and $17,000, respectively.
Distributors also have the right to return a certain portion of the purchased inventory, which is limited to 5% of the overall purchases made by the distributor. Due to the Company’s lack of experience with product returns, the full 5% potential credit (the Return Credit) is currently recorded as deferred revenues at the time of shipment. Following expiration of the contractual return right, any unused portion of the Return Credit is recognized as revenue. As of December 31, 2007 and 2006, the amount of deferred revenues recorded in other current liabilities are approximately $71,000 and $35,000, respectively.
The Company maintains one distribution agreement whereby the distributor, at the distributor’s option and following a specified period of time, has the right to return certain unsold product to the Company. Under this arrangement, the Company records the shipment to the distributor as deferred revenue until such time as the distributor ships the product to the ultimate third party customer. Amounts deferred and recorded as other current liabilities under this arrangement as of December 31, 2007 and 2006 are approximately $21,000 and $47,000, respectively.
The Company provides a limited warranty to its customers and distributors that its products meet certain specifications at the time of receipt. The warranty period does not extend beyond the time of receipt of product; however, distributors have 30 days from receipts of shipment to provide notice of warranty claim to the Company. The Company’s liability under the warranty is generally limited to a replacement of the product or refund of the purchase price of the product. Management records estimated warranty claims at the time the sale is recognized and adjusts the estimate based on actual claims.
Shipping and Handling Fees and Costs
The Company records shipping and handling fees billed to customers and earned as revenues. Shipping and handling costs, which are included in cost of sales in the accompanying statements of operations, include shipping supplies, related labor costs, and third-party shipping costs.
Research and Development
Research and development costs are charged to expense as incurred and consist primarily of salaries, benefits, and related costs.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 2 — Summary of Significant Accounting Policies (continued)
Stock Based Compensation
The Company accounts for its stock based awards issued to employees and directors in accordance with the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123(R)”) which requires that compensation cost relating to share-based payment transactions with employees be recognized as an expense in the financial statements, and that measurements of that cost be based on the estimated fair value of the equity or liability instrument issued. The expense is recognized on a straight-line basis over the requisite service period.
Advertising Costs
The Company charges the costs of advertising to expense as incurred, and includes the costs in sales and marketing expenses in the accompanying statements of operations. Such advertising costs totaled approximately $110,000 and $11,000 for the years ended December 31, 2007 and 2006, respectively.
Note 3 — Inventories

	2007	2006
Raw materials	$965,904	$498,645
Work-in-process	77,973	428,292
Finished goods	558,285	304,072

	$1,602,162	$1,231,009

Note 4 — Property and Equipment
The cost and accumulated depreciation and amortization of property and equipment at December 31, 2007 and 2006 are as follows:

	2007	2006
Manufacturing equipment	$2,470,143	$3,828,078
Computer equipment	526,724	449,532
Office equipment	250,994	250,040
Leasehold improvements	3,459,630	3,459,630

	6,707,491	7,987,280
Less accumulated depreciation and amortization	(4,842,543)	(5,149,207)

Property and equipment, net	$1,864,948	$2,838,073

Depreciation and amortization expense was approximately $1,151,000 and $1,361,000 for the years ended December 31, 2007 and 2006, respectively.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 4 — Property and Equipment (continued)
Equipment capitalized under capital leases had an aggregate net book value of approximately $14,000 and $50,000 as of December 31, 2007 and 2006, respectively. Accumulated depreciation and amortization during the year ended December 31, 2007 and 2006 includes approximately $35,000 and $40,000, respectively, related to assets under capital leases.
During 2007, the Company sold assets relating to its ceramic line of business for gross proceeds of $237,909 with no gain or loss recognized on the transaction. The assets sold had a cost basis of $1,510,628 and accumulated depreciation of $1,272,719, which were removed from the fixed asset cost basis and accumulated depreciation as of December 31, 2007.
Note 5 — Income Taxes
During the years ended December 31, 2007 and 2006, the Company sold certain New Jersey net operating loss carry forwards and research and development tax credits under New Jersey’s Economic Development Authority program, which allows for the sale of such benefits to other New Jersey companies. The Company received cash of $650,380 and $461,855 from this program in the years ended December 31, 2007 and 2006, respectively.
The deferred income tax assets and liabilities recorded in the balance sheet at December 31, 2007 and 2006 are as follows

	2007	2006
Deferred tax assets:
Net operating loss carry forwards	$17,240,000	$14,400,000
R&D credits	330,000	250,000
Other items	590,000	550,000

	18,160,000	15,200,000
Valuation allowance	(18,160,000)	(15,200,000)

Net deferred tax asset	$—	$—

The realization of deferred tax assets is dependent upon a variety of factors, including the generation of future taxable income, the reversal of deferred tax liabilities and tax planning strategies. Based upon the Company’s historical operating losses and the uncertainty of future taxable income, management has provided a full valuation allowance against the deferred tax assets as of December 31, 2007 and 2006.
As of December 31, 2007, the Company has net operating loss carry forwards available of approximately $48,500,000 and $22,300,000 to offset future federal and state taxable income, respectively. If not utilized, certain net operating losses will expire beginning in 2021 for federal tax purposes and beginning in 2009 for state tax purposes. In addition as of December 31, 2007, the Company has research and developmental tax credit carryforwards of approximately $330,000 that will begin to expire in the year 2021.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 5 — Income Taxes (continued)
Under the Tax Reform Act of 1986, the utilization of a corporation’s net operating loss carryforward is limited following a change in ownership of greater than 50% within a three year period. Due to the Company’s equity transactions, the Company’s net operating loss carry forwards may be subject to an annual limitation generally determined by multiplying the market value of the Company on the date of the ownership change by the federal long-term tax exempt rate then in effect. Any amount exceeding the annual limitation may be carried forward to future years for the balance of the net operating loss carryforward period.
Note 6 — Long term Debt
On October 22, 2007, the Company entered into a $2,000,000 Term Loan Agreement and drew $500,000 from the credit facility on that date. The Company’s ability to draw on this credit facility terminates on December 22, 2008. Subsequent to December 31, 2007, the Company drew down the remaining $1,500,000 from the loan. The loan agreement requires the Company to make monthly interest only payments at a rate of Prime (7.25% at December 31, 2007) plus 1.25% commencing on October 31, 2007. The Company will begin making monthly payments of principal and interest commencing on December 31, 2008 with a maturity date of June 22, 2011. The Company has pledged a first priority security interest in all existing and later acquired collateral to Comerica Bank as part of the agreement. Borrowings under the credit facility are subject to certain restrictive covenants on transactions with affiliates, financial guarantees, capital expenditure limits, and other related items.
Future maturities of long term debt, including the amount that was drawn down during 2008, are as follows:

2008	$71,579
2009	722,756
2010	786,641
2011	419,024

$2,000,000

Note 7 — Commitments and Contingencies
Leases
In February 2002, the Company entered into an operating lease for a manufacturing facility in Westampton, New Jersey, with a lease term of 7.5 years. The lease contains a rent escalation clause as well as an option to renew the lease for two successive five-year periods. The Company records monthly rent expense on a straight-line basis over the lease term. The difference between rent expense recorded and the amount paid is recorded as deferred rent which is reflected as a separate line item in the accompanying Balance Sheets.
Total rent expense under operating leases amounted to approximately $248,000 and $238,000 for the years ended December 31, 2007 and 2006, respectively.
Approximate future minimum lease payments under noncancelable operating leases are as follows:

Year Ending December 31,
2008	$248,000
2009	159,000

Total future minimum lease payments	$407,000

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 8 — Commitments and Contingencies(continued)
Employment Agreements
On October 1, 2006, the Company entered into an employment agreement with Frank Shinneman to become President and Chief Executive Officer of Lamina Lighting, Inc. The agreement provides for a base salary of $220,000 with the ability to receive a $50,000 annual bonus if the Company achieves its annual budget and revenue targets. The agreement provides for stock options totaling 5% of fully diluted common stock of the Company upon execution of the contract. The employment contract is for a period of two years expiring on September 30, 2008 with automatic one year renewal terms thereafter.
Legal Matters
There is no material litigation pending to which the Company is a party or to which any of its property is subject. The Company is involved from time to time as a plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome or pending proceedings cannot he predicted with certainty, it is the opinion of management, after consultation with respective counsel representing the Company in such proceedings, that the resolution of these proceedings should not have a material effect on the Company’s financial position, liquidity or results of operations.
Royalties
On September 27, 2004, the Company entered into a Royalty Agreement (the Royalty Agreement) with a third party. The third party has granted the Company a nonexclusive right to use its patented phosphor in the manufacture and distribution of certain white light LED devices. Each year after the first year of the Royalty Agreement, the Company must pay a minimum annual royalty of $60,000 due and payable by February 25th of each calendar year. In addition, royalties equal to 6% of the first $5,000,000 of sales for all LED products containing this patented phosphor are offset against the minimum royalty.
In April 2005, the. Company began shipping products containing the third party’s patented phosphor. The minimum annual sales were not exceeded in 2006 or 2007 however; Management does anticipate exceeding the minimum annual royalty in 2008. The Company is obligated to continue to pay royalties as long as the Company is using any licensed patent rights. Such royalty expense amounts are included in cost of sales on the accompanying statements of operations.
Note 9- Stockholders’ Equity
Common Stock
On November 3, 2006, the Company amended its Articles of Incorporation in order to increase the amount of its authorized common shares to 35,035,288.
On April 18, 2007, the Company amended its Articles of Incorporation in order to reflect an increase in the amount of its authorized common shares to 50,000,000.
Redeemable Convertible Preferred Stock
The holders of Scries A-l, Series C-2, Series C-3, Series D Convertible Preferred Stock (collectively the Preferred Stock) have the right to the number of votes equal to the number of shares of common stock issuable upon conversion of the Preferred Stock.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 9 — Stockholders’ Equity (continued)
Redeemable Convertible Preferred Stock (continued)
As of December 31, 2007, the holders of Preferred Stock have the option to convert such shares at any time, into a total of 33,986,626 shares of common stock, which have been reserved for issuance by the Company. The number of shares into which the Preferred Stock may be converted will be adjusted if the Company issues shares of common stock at a price lower than the initial conversion price, which is $1.00 for Series A-l, Series C-2 and Series C-3, and $.7286 for Series D at December 31, 2007. All series of Preferred Stock carry certain registration rights.
The holders of Preferred Stock are entitled to liquidation and dividend rights, and have preference to any distribution to the holders of common stock. Upon liquidation, the holders of Series D are entitled to $.7286 per share plus all accrued but unpaid dividends, and are in preference to any distribution to the holders of Series C-3, Series C-2, Series A-1, and Common Stock. After the full payment of the Series D preference, the holders of the Series C-3 are entitled to receive $1.00 per share, plus all accrued and unpaid dividends and are in preference to any distribution to the holders of Series C-2, Series A-l and Common Stock. After the full payment of the Series C-3 liquidation preference, if any, the holders of Series C-2 are entitled to receive $1.00 per share, plus all accrued and unpaid dividends. After the full payment of the Series C-2 liquidation preference, the holders of Series A-l are entitled to receive $2.00 per share.
The holders of the Series C-2, Series C-3, and Series D Preferred are entitled to 8% cumulative dividends annually prior to any dividend distribution on Series A-l and common stock. The cumulative undeclared dividends as of December 31, 2007 are $4,664,506 and will continue to be accrued until paid. The holders of the Series A 1 are not entitled to receive any dividends.
Stock Options
The Company established an Equity Incentive Plan, whereas under the sole authority and discretion of the Board of Directors, the Company will grant awards to certain of its employees, consultants, and non-employee board members, in the form of incentive stock options, nonqualified stock options, and stock awards. The Company believes that the Plan will encourage its participants to contribute materially to the growth of the Company.
Under the Plan, which terminates on May 29, 2011, stock options may be granted with exercise prices which generally cannot be less than 100% of the fair market value at the date of grant.
The options vest in accordance with the terms and conditions set forth by the Board of Directors, which is typically four years. The Board may accelerate the exercisability of all or any outstanding options at any time for any reason and generally expire ten years from the date of grant.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 9 — Stockholders’ Equity(continued)
Stock Options(continued)
The following weighted average assumptions were used to estimate the fair value of stock options granted in the year ended December 31:

	2007	2006
Expected dividend yield	0%	0%
Expected stock price volatility	70%	70%
Risk free interest rate	4.9%	4.6%
Expected life of option	4 years	5 years
Forfeiture rate	9%	2%
The volatility is estimated from the enterprise volatilities of comparable firms that was calculated in a 2006 valuation report performed for the Company to determine the fair market value of the Company stock price. The expected life of the options is 4 years as the Company believes the sale of the Company is the most likely exit event that would result in the exercise of options. The risk free interest rate is based on U.S. Treasury yields for securities in effect at the time of grants with terms appropriating the term of the grants. The assumptions used in the Black-Scholes option-pricing model are highly subjective, and can materially affect the resulting valuation.
The following table summarizes activity in the stock compensation plan as of and for the years ended December 31, 2007 and 2006:

	Outstanding		Exercisable
		Weighted		Weighted
	Number of	Average	Number	Average
	Shares	Exercise Price	of shares	Exercise Price
Outstanding — January 1, 2006	33,210	0.09	32,350	$.09

Granted	4,305,438	0.12
Forfeited	(33,210)	0.09

Outstanding as of December 31, 2006	4,305,438	0.12	1,224,879	$.12

Granted	1,748,032	0.12
Forfeited	(1,361,202)	0.12

Outstanding as of December 31, 2007	4,692,268	0.12	1 ,322,526	$.12

Following is a summary of the status of stock options outstanding at December 31, 2007:

		Outstanding Options		Exercisable Options
Weighted Average
Exercise Price		Remaining	Weighted Average		Weighted Average
Range	Number	Contractual Life	Exercise Price	Number	Exercise Price
$0.12	4,692,268	8.83 years	$0.12	1,322,526	$0.12
The Company’s has recorded approximately $66,000 and $90,000 related to its share-based expenses in general and administrative expenses on the accompanying Statement of Operations for the years ended December 31, 2007 and 2006, respectively.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 9 — Stockholders’ Equity (continued)
Stock Options (continued)
The weighted average grant fair value of options was $0.07 for options granted during the years ended December 31, 2007 and 2006. There were no options exercised during the years ended December 31, 2007 and 2006.
A summary of nonvested options at December 31, 2007 and changes during the year ended December 31, 2007 is presented below:

		Weighted Average
		Grant Date
	Options	Fair Value
Nonvested options at January 1, 2007	3,080,559	0.07
Granted	1,748,032	0.07
Vested	(1,322,526)	0.07
Forfeited	(136,323)	0.07

Nonvested options at December 31, 2007	3,369,742	0.07

As of December 31, 2007, there was approximately $191,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a period of 3.0 years.
Warrants
In January and February 2005, the Company issued warrants to purchase up to 135,000 snares of the Company’s Series C-2 at an exercise price of $1.00 per share to certain investors in connection with obtaining the debt financing. These warrants may be exercised at any time up to their expiration dates in 2015. The estimated fair market value of these warrants, based on the Black Scholes pricing model, was not recorded as deferred financing costs, as the value was deemed deminimus. The following assumptions were used in the pricing model: dividend yield of zero, stock price volatility factor of zero, risk-free interest rate of 4.13%, and an expected life equal to the contractual term of the warrants of ten years.
In addition, in previous years, the Company had issued warrants to acquire 120,000 shares of the Company’s Series A-l, expiring in 2012, at an exercise price of $1.00 per share to financial institutions and warrants to acquire 4,926 shares of the Company’s common stock, expiring in 2008, at an exercise price of $1.00 per share to an executive search firm.
In April 2007, the Company issued warrants to purchase 267,327 shares of the Company’s Series D at an exercise price of $.7286 per share to certain investors in connection with a bridge loan financing. In October 2007, the Company issued warrants to purchase 54,889 shares of Company stock at $.7286 per share to certain investors in connection with debt financing described in Note 6. All warrants are exercisable immediately and have a life of 7 years from the date of grant. The Company determined that the value of these warrants were immaterial at December 31, 2007.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 10 — Employee Benefit Plan
The Company maintains a defined contribution plan for all eligible employees. An employee is deemed eligible for participation in the Company plan after completion of 3 months of service and the attainment of 21 years of age. Employees can contribute up to 15% of their annual salary to the plan, not to exceed the limits established by the Internal Revenue Code. The Company provides a matching contribution of 25% of the first 6% of the employees’ contributions. For the years ended December 31, 2007 and 2006, the Company’s contributions to the plan were approximately $24,000 and $22,000, respectively.
Note 11 — Significant Customer Concentrations
During the year ended December 31, 2007, two distributors accounted for 18% and 16% of total revenues, respectively. These two distributors accounted for $145,000 of the total accounts receivable balance at December 31, 2007. These two distributors accounted for 15% and 15% of revenues in 2006, respectively.
Note 12 — Subsequent Event
Additional Financing.
In February 2008, the Company issued 10% Convertible Promissory Bridge Notes for $2,000,000 to its existing Preferred stockholders. The notes have a maturity date of June 30, 2008, at which point, the holders can convert the notes into shares of Series D Preferred Stock or a new round of financing, if closing occurs prior to the maturity date of the notes. The holders of the promissory notes are entitled to warrants to purchase shares of preferred stock of a “qualified financing” at 25% of the original principal balance divided by the issue price of the securities.
In May 2008, the Company issued 10% Convertible Promissory Bridge Notes to existing Preferred stockholders for proceeds of approximately $1,000,000. The notes have a maturity date of October 1, 2008, at which point, the holders can convert the notes into shares of Series D Preferred Stock or a future class of stock, if closing occurs prior to the maturity date of the notes. The holders of the promissory notes are entitled to warrants to purchase shares of preferred stock of a “qualified financing” at 50% of the original principal balance divided by the issue price of the securities.